Exhibit 99.2

LITHIA MOTORS, INC.

Executive Nonqualified Deferred Compensation Agreement

THIS AGREEMENT by and among Lithia Motors, Inc., an Oregon corporation (the “Company”), and M.L. Dick Heimann (the “Executive”) is dated effective December 31st, 2009 (the “Effective Date”).

RECITALS

A.        On December 31st, 2009, the Company’s Board of Directors approved the granting of a nonqualified deferred compensation benefit (the “Plan”), the terms of which are set forth in this Agreement, to executives of the Company with a title of Senior Vice President and higher (“Executives”).  As of that date, all Executives are eligible to participate in the Plan or will become eligible to participate in the Plan upon commencement of their service as an executive of the Company.

B.         The Executive is an executive officer of the Company.

C.         The Company and the Executive execute this Agreement to evidence the Executive’s election to defer constructive and actual receipt of what would otherwise be current compensation in the form of cash payable or shares issuable to the Executive for services performed as a member of the Company’s executive team.

AGREEMENT

    The Executive and the Company agree as follows:

Article 1

Definitions

In addition to those defined terms set forth in the Recitals to this Agreement, the following are defined terms that shall have the specified meanings whenever used in the Agreement:

            1.1 “Claimant” means the Executive, any designated beneficiary, or other person who believes that he or she is being denied a benefit to which he or she is entitled under this Agreement.

1.2 “Code” means the Internal Revenue Code of 1986, as amended.

            1.3 “Compensation” means Executive compensation that would be paid or stock issuable to the Executive during a Plan Year.

            1.4 “Deferral Account” means the Company’s accounting of the Executive’s accumulated Deferrals plus accrued interest, if applicable.

            1.5 “Deferrals” means the amount of the Executive’s Compensation that the Executive elects to defer according to this Agreement.

            1.6  “Deferral Election Form” means the form attached as Appendix A.

            1.7  “Plan Administrator”  means the person or persons designated from time to time by the Company’s Board of Directors to administer the terms of this Agreement, or if no person or persons have been designated, the Company’s Board of Directors.

            1.8  “Plan Year” means the calendar year.

            1.9  “Termination of Services” means that the Executive ceases to be an Executive of the Company.

            1.10  “Unforeseeable Emergency” means severe financial hardship resulting from an illness or accident of the Executive, the Executive’s spouse or a dependent (as defined in Section 152(a) of the Code), loss of the Executive’s property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive.

Article 2

Deferral Election

2.1 Initial Election. The Executive shall make an initial deferral election under this Agreement by filing with the Company a signed Deferral Election Form within 30 days after the Executive becomes eligible to participate in the Plan, for the first Plan Year of eligibility, or thereafter, prior to the beginning of the Plan Year for which Compensation is to be deferred . The Deferral Election Form shall set forth the amount of Compensation to be deferred and shall be effective to defer only Compensation earned after the date the Deferral Election Form is received by the Company.

2.2 Election Changes.  The Executive may modify the amount of Compensation to be deferred annually by filing a new Election Form with the Company prior to the beginning of the Plan Year in which the Compensation is to be deferred. The modified deferral election shall not be effective until the calendar year following the year in which the subsequent Deferral Election Form is received and approved by the Company.  Unless and until a new Deferral Election Form is delivered to the Company, the Executive’s election will remain in effect with respect to succeeding Plan Years.

2.3 Change in Time and Form of Distribution. The timing of a distribution of any portion of the Deferral Account may not be accelerated except as set forth in Section 4.2 or except as permitted under Rule 409A of the Code.  Any change which delays the timing of distributions or changes the form of distributions may only be made by a written agreement signed by the Company and the Executive and only if the following requirements are met:

                        2.3.1     Any election to change the time and form of distribution may not take effect until at least 12 months after the date on which the election is made; and

             2.3.2     Other than in the event of death, disability (as defined under Rule 409A of the Code) or Unforeseeable Emergency, the first payment or distribution with respect to such election must be deferred for a period of at least 5 years from the date such payment or distribution would otherwise have been made.

             2.3.3     Any election related to a payment or distribution to be made at a specified time may not be made less than 12 months prior to the date of the first scheduled payment or distribution.

Article 3

Deferral Account

3.1  Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Executive and shall credit to the Deferral Account the following amounts:

             3.1.1  Deferrals. The portion of the Compensation deferred by the Executive as of the time the Compensation would have otherwise been paid to the Executive.

             3.1.2  Dividends on Stock.  The account shall also be credited with any cash or stock dividends, stock splits or the like, that would have been paid or issuable with respect to the shares of Class A Common Stock, the issuance of which deferred hereunder.

3.1.3  Interest. At the end of each Plan Year under this Agreement, interest is to be credited on the account cash balance at an annual rate equal to the weighted average interest rate on the Company’s new car flooring lines of credit by reference to such rate as of the last business day of the preceding Plan Year.

3.2 Statement of Accounts. Within 120 days after the end of each Plan Year, the Company shall provide to the Executive a statement setting forth the Deferral Account balance.

3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Executive is a general unsecured creditor of the Company for the payment of cash benefits. The benefits represent the mere promise of the Company to pay such benefits. The Executive’s rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Executive’s creditors.

Article 4

Payment of Benefit

            4.1  Timing of Distribution.  The Deferral Account balance is payable to the Executive as set forth in the Deferral Election Form.

4.2 Hardship Distribution. Upon the Board of Directors’ determination (following petition by the Executive) that the Executive has suffered an Unforeseeable Emergency, the Company shall distribute to the Executive all or a portion of the Deferral Account balance as determined by the Company. The amount distributed may not exceed the amount necessary to satisfy the financial hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Executive’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship).

Article 5

Death Benefit

            In the event of the Executive’s death before all benefit payments have been made under this Agreement, the Company shall pay the remaining benefits to the Executive’s designated beneficiary, or if no beneficiary is designated, to the Executive’s estate, at the same time and in the same amounts they would have been paid to the Executive had the Executive survived.

Article 6

Beneficiaries

6.1 Beneficiary Designations. The Executive shall designate a beneficiary or beneficiaries by filing a written designation in the form attached as Appendix B, with the Company. The Executive may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Executive and received by the Company during the Executive’s lifetime. The Executive’s beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Executive or if the Executive names a spouse as beneficiary and the marriage is subsequently dissolved. If the Executive dies without a valid beneficiary designation, all payments and distributions shall be made to the Executive’s estate.

6.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay or distribute such benefit to the guardian, legal representative or person having the care or custody of such minor, incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

Article 7

Amendments and Termination

This Agreement may be amended or terminated only by a written agreement signed by the Company and the Executive.  Notwithstanding the foregoing, the Company may amend or terminate this Agreement at any time if, pursuant to legislative, judicial or regulatory action, continuation of the Agreement would (i) cause benefits to be taxable to the Executive prior to actual receipt, or (ii) result in significant financial penalties or other significantly detrimental ramifications to the Company (other than the financial impact of paying the benefits). In no event shall this Agreement be terminated under this section without payment to the Executive of the Deferral Account balance attributable to the Executive’s Deferrals and interest credited on such amounts.

Article 8
Administration

                 8.1  Plan Administrator.  This Agreement shall be administered by the Plan Administrator.  The Plan Administrator shall have such powers as are necessary to carry out the intent and administration of this Agreement, including but not limited to (a) interpreting the provisions of the Agreement; (b) establishing and revising the method of accounting for the Agreement; (c) maintaining a record of benefit payments; (d) establishing rules and prescribing any forms necessary or desirable to administer the Agreement; and (e) appointing agents, counsel, accountants, consultants and other persons as may be required to assist in administering the Agreement.

                 8.2  Claims Procedure.

                        8.2.1     Benefits shall be paid in accordance with the provisions of this Agreement.  A Claimant shall send a written request for such benefit, setting forth the claim, to the Company at its principal place of business. The claim will be forwarded to the Plan Administrator.

                        8.2.2     Upon proper delivery and receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within 90 days and shall deliver such reply within such period.  The Plan Administrator may, however, extend the reply period for an additional 90 days for reasonable cause.

                                    If the claim is denied in whole or in part, the Plan Administrator shall provide written notice, setting forth: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of this Agreement on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under Section 8.2.3 and for review under Section 8.2.4.

                        8.2.3     If the claim is denied and a review is desired, the Claimant must, within 60 days after receipt by the Claimant of the written denial of claim, as described above, request in writing that the Plan Administrator reconsider the determination of the Company.  Such request must be addressed to the Plan Administrator at the Company’s principal place of business.  The Claimant or his or her duly authorized representative may review the pertinent documents and submit issues and comments in writing for consideration of the Plan Administrator.  If the Claimant does not request a reconsideration of the Plan Administrator’s determination within such 60 day period, then the Claimant shall be barred and stopped from challenging the Plan Administrator’s determination.

                        8.2.4     Within 60 days after the Plan Administrator’s receipt of a timely and properly delivered request for review, the Plan Administrator shall review the Company’s determination, and after considering all materials presented by the Claimant, shall render a written option, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Agreement on which the decision is based.  If special circumstances require that the 60-day time period be extended, the Plan Administrator will notify the Claimant and the Plan Administrator will render the decision as soon as possible, but not later than 120 days after receipt of the request for review.

Miscellaneous

                 9.1 Binding Effect. This Agreement shall bind the Executive and the Company and their beneficiaries, survivors, executors, administrators and transferees.

                 9.2  No Guarantee of Continued Position. This Agreement is not a contract for employment, nor does it entitle the Executive to remain an executive of the Company. It also does not require the Executive to remain an executive nor interfere with the Executive’s right to resign at any time.

                 9.3  Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

                 9.4  Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

                 9.5  Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of Oregon, except to the extent the laws of the United States of America otherwise require.

                 9.6 Unfunded Arrangement. The Executive and the Executive’s beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.

                 9.7 Reorganization. The Company shall not merge or consolidate into or with another Company, or reorganize, or sell substantially all of its assets to another Company, firm, or person unless such succeeding or continuing Company, firm, or person agrees to assume and discharge the obligations of the Company under this Agreement. Upon the occurrence of such event, the term “Company” as used in this Agreement shall be deemed to refer to the successor or survivor Company.

                 9.8  Attorney Fees.  In the event of litigation, arbitration, mediation or any other form of dispute resolution to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys fees, including fees on appeal, if any, in addition to other relief awarded.

                 9.9 Notice.  Any notice required or permitted to be given under this Agreement shall be in writing, signed by the party giving the same.  If such notice is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the Company’s records.

                 9.10 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Executive as to the subject matter hereof. No rights are granted to the Executive by virtue of this Agreement other than those specifically set forth herein.

IN WITNESS WHEREOF, the Executive and a duly authorized Company officer have signed this Agreement.

Executive:                                                                  Lithia Motors, Inc.

/s/ M.L. Dick Heimann                                                  By: /s/ Bryan DeBoer

                                                                                    Title: President